SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2003

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	000-00121	000-00121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 784-6000

ITEM 5. OTHER EVENTS

On November 26, 2003, Kulicke and Soffa Industries, Inc. (the “Company”) completed an offering of $185,000,000 aggregate principal amount of 0.5% Convertible Subordinated Notes due 2008 (the “Notes”) through a private placement to qualified institutional investors. The Notes and the shares of the Company’s common stock, no par value (the “Common Stock”), into which the Notes may be converted were not registered under the Securities Act, though the Company has entered into a registration rights agreement with respect to the Notes and the underlying Common Stock. The Notes are convertible into Common Stock of the Company at a conversion rate of 49.1884 shares per $1,000 principal amount of Notes, subject to adjustments.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of November 26, 2003 between the Company and J.P. Morgan Trust Company, National Association, as Trustee.

4.2	Registration Rights Agreement dated as of November 26, 2003 between the Company and Deutsche Bank Securities Inc. as Initial Purchaser.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: December 5, 2003	By:	/s/ Maurice E. Carson

Maurice E. Carson, Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of November 26, 2003 between the Company and J.P. Morgan Trust Company, National Association, as Trustee.

4.2	Registration Rights Agreement dated as of November 26, 2003 between the Company and Deutsche Bank Securities Inc. as Initial Purchaser.

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